    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999



                                                      REGISTRATION NO. 333-67203

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CYPRESS SEMICONDUCTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                94-2885898
            (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
             INCORPORATION OR ORGANIZATION)

                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                                 (408) 943-2600

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                  T.J. RODGERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       CYPRESS SEMICONDUCTOR CORPORATION
                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                                 (408) 943-2600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                               JOHN A. FORE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEES


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                                                                               PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                      PROPOSED MAXIMUM         OFFERING PRICE           REGISTRATION
TO BE REGISTERED                                     OFFERING PRICE(1)(2)          PER UNIT                  FEE
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Preferred Stock, $0.01 par value..................            --                                              --
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Common Stock, $0.01 par value.....................            --                                              --
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Debt Securities...................................            --                                              --
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         Total....................................       $300,000,000              100%(3)                $83,400(4)
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(1) Or (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the Debt Securities.


(3) The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities.



(4) Registration fee previously paid.

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1999



PROSPECTUS



                       CYPRESS SEMICONDUCTOR CORPORATION

                           -------------------------


                                  $300,000,000


                           -------------------------


                      BY THIS PROSPECTUS, WE MAY OFFER  --


                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

                           -------------------------


     SEE "RISK FACTORS" ON PAGE 5 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.


                           -------------------------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                           -------------------------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                           -------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           -------------------------


              This prospectus is dated                     , 1999

                                    SUMMARY



PROSPECTUS SUPPLEMENT



     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."



OFFICES AND PLACE OF INCORPORATION



     Cypress Semiconductor Corporation ("Cypress," "we," "us" or "our") is an international supplier of high-performance integrated circuits with worldwide headquarters in San Jose. We commenced operations in 1982 and were incorporated in California in December 1982. In February 1987, we were reincorporated in Delaware. Our principal executive offices are located at 3901 North First Street, San Jose, California 95134. Our telephone number is (408) 943-2600. Our Internet address is http://www.cypress.com.



THE SECURITIES WE MAY OFFER



     We may offer up to $300,000,000 of any of the following securities either separately or in units: debt securities, preferred stock and common stock. The prospectus supplement will describe the specific amounts, prices and terms of these securities.



  Debt Securities



     We may offer unsecured general obligations in the form of either senior or subordinated debt. Senior debt includes our notes, debt and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is entitled to interest and principal payments after the senior debt payments.



     The senior and subordinated debt will be issued under separate indentures between us and State Street Bank and Trust Company of California, N.A., as Trustee. We have summarized the general features of the debt from the indentures. We encourage you to read the following documents:



     - the indentures, which are exhibits to our Registration Statement on Form S-3 (file no. 333-67203),



     - our recent annual report on Form 10-K,



     - our quarterly reports on Form 10-Q for the quarters ended March 30, 1998, June 29, 1998 and September 28, 1998, and



     - our current reports on Form 8-K filed with the Commission on January 29, 1998, March 16, 1998 and November 23, 1998.



     Instructions on how you can get copies of these documents are provided below under the heading "Where You Can Find More Information."



     General Indenture Provisions that apply to Senior and Subordinated Debt



      - Neither indenture limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving Cypress,



      - The indentures allow us to merge or to consolidate with another U.S. company or convey, transfer or lease our properties and assets substantially as an entirety to another U.S. company, so long as certain conditions are met. If these events occur, the other company will be required to assume our responsibilities on the debt, and we will be released from all liabilities and obligations (except in the case of a lease),



      - The indentures provide that holders of a majority of the total principal amount of the debt outstanding in any series may vote to change our obligations or your rights concerning the debt. But every holder in that series must consent to change the payment of principal, interest, or adversely effect the right to convert or certain other matters, and



      - We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the Trustee to pay the obligations when due, as long as certain conditions are met. All amounts due to you on the debt would be paid by the Trustee from the deposited funds.



      The following are the events of default and remedy under the indentures:



     Events of Default



      - Principal not paid when due,



      - Sinking fund payment not made when due,



      - Failure to pay interest for 30 days,



      - Covenants not performed for 60 days,



      - Bankruptcy, insolvency or reorganization, and



      - Any other event of default in the indenture.



     Remedy



       Trustee or holders of 25% of the principal amount outstanding in a series may declare principal immediately payable. However, the holders of a majority in principal amount may, under certain circumstances, rescind this action.



  Preferred Stock



     We may issue preferred stock in one or more series and will determine the dividend, voting, and conversion rights, and other provisions at the time of sale.



  Common Stock



     Common stock holders are entitled to receive dividends declared by the Board of Directors, subject to rights of preferred stock holders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.



WHERE YOU CAN FIND MORE INFORMATION



     We file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:



     - Annual Report on Form 10-K for the fiscal year ended December 29, 1997 (as amended on Form 10-K/A filed with the Commission on April 16, 1998),



     - Quarterly Reports on Form 10-Q for the quarters ended March 30, 1998 (as amended on Form 10-Q/A filed with the Commission on December 2, 1998), June 29, 1998 (as amended on Form 10-Q/A filed with the Commission on December 2, 1998), and September 28, 1998 (as amended on Form 10-Q/A filed with the Commission on December 2, 1998),



     - Current Reports on Form 8-K dated January 29, 1998 (as amended on Form 8-K/A filed with the Commission on February 3, 1998), March 16, 1998 and November 23, 1998, and



     - The description of our common stock contained in Form 8-A filed with the Commission on May 12, 1986, and any amendment or report filed for the purpose of updating such description.



     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


        Chief Financial Officer


        Cypress Semiconductor Corporation


        3901 North First Street


        San Jose, California 95134


        (408) 943-2600



     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS


     You should carefully consider the specific risks set forth under the caption "Risk Factors" in the prospectus supplement before making an investment decision. The risks and uncertainties described in the prospectus supplement are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently think are immaterial may also impair our business operations.


                                USE OF PROCEEDS


     Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including capital expenditures and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Currently, however, we do not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                                                               NINE MONTHS ENDED
                                            FISCAL YEAR                  -----------------------------
                               --------------------------------------    SEPTEMBER 29,   SEPTEMBER 28,
                               1993    1994     1995     1996    1997        1997            1998
                               ----    -----    -----    ----    ----    -------------   -------------
Ratio of earnings to fixed
  charges..................    8.7x    14.4x    19.7x    9.3x    2.8x        4.2x(1)          --(2)


---------------
(1) The calculation for the nine month period ended September 29, 1997 includes a $1.6 million write-off of unamortized debt issuance costs related to the March 1997 redemption of the 1994 convertible subordinated notes. Excluding this write-off, the earnings to fixed charges ratio would have been 4.9x for the nine month period ended September 29, 1997.

(2) Earnings were inadequate to cover fixed charges by $121.9 million.


     These computations include us and our consolidated subsidiaries, and 50% or less equity companies. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders' equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20% but less than 50% equity is owned. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.



                       DESCRIPTION OF THE DEBT SECURITIES



     The Debt Securities will either be our senior debt ("Senior Debt Securities") or our subordinated debt ("Subordinated Debt Securities"). The Debt Securities will be issued under one or more separate indentures between us and State Street Bank and Trust Company of California, N.A. (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and Subordinated Indenture are called "Indentures."



     The following summary of certain provisions of the Indentures is not complete. You should look at the applicable Indenture that is filed as an exhibit to the Registration Statement. In the summary below, we have included references to section and article numbers of the Indentures so that you may easily refer to such provisions. All capitalized terms have the meanings specified in the applicable Indenture. In this description of the Debt Securities, the words "Cypress," "we," "us" or "our" refer only to Cypress Semiconductor Corporation and not to any of our subsidiaries.

GENERAL



     Debt Securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. This provision is set forth in section 301 of the applicable Indenture.



     Senior Debt Securities will be unsecured and unsubordinated obligations and will rank on a parity with all other unsecured and unsubordinated indebtedness, unless otherwise specified in the prospectus supplement.



     Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Cypress, including any outstanding Senior Debt Securities. See "Subordination" and the prospectus supplement.



     We are not limited as to the amount of debt securities that we may issue under the Indentures. The Indentures do not contain financial or similar restrictive covenants. In addition, the Indentures do not provide protection to holders of Debt Securities against a sudden or dramatic decline in credit quality. For example, there would be no protection from a takeover, recapitalization, special dividend or other restructuring involving Cypress.



     The prospectus supplement will set forth the following terms:



     - whether the Debt Securities are senior or subordinated,



     - the offering price,



     - the title,



     - any limit on the aggregate principal amount,



     - the person who shall be entitled to receive interest, if other than the record holder on the record date,



     - the date the principal will be payable,



     - the interest rate, if any, the date from which interest will accrue, the interest payment dates and the regular record dates,



     - the place for payment of principal, premium, if any, and interest,



     - the period, price and terms and conditions for redemption at the option of Cypress,



     - our obligation, if any, to redeem or purchase Debt Securities pursuant to any sinking fund or similar provision or at the option of the holder, and the period, price and terms and conditions for redemption or purchase,



     - the denominations of Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,



     - if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula,



     - if other than U.S. currency, the currency or currency units in which the principal, premium or interest will be payable,



     - if, at our election or the option of the holder, the principal, premium, if any, or interest is payable in one or more currencies or currency units other than those in which Debt Securities are stated to be payable, the currency or currency units in which payment of any such amount as to which such election is made will be payable, the periods, the terms and conditions upon which election shall be made and the amount payable,



     - if other than the entire principal amount, the portion of the principal amount that will be payable upon acceleration of Stated Maturity,

     - if the principal amount payable at Stated Maturity will not be determinable as of any date prior to Stated Maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose,



     - if applicable, that the Debt Securities are defeasible under the Indentures as described under "Defeasance and Covenant
       Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Defeasance of Certain Covenants,"



     - if applicable, the terms of any right to convert Debt Securities into, or exchange Debt Securities for, shares of our common stock or other securities or property,



     - whether the Debt Securities will be issuable in the form of a Global Security and, if so, the depositary and the form of any legend on the Global Security,



     - in the case of Subordinated Debt Securities, whether the subordination provisions described below under "Subordination" will apply or whether different subordination provisions will apply,



     - any addition to or change in the Events of Default and any change in the right of the Trustee or the holders to declare the principal amount due and payable,



     - any addition to or change in the Indenture covenants described under "Restrictive Covenants,"



     - any other terms of such Debt Securities not inconsistent with the relevant Indenture.



These provisions are set forth in section 301 of the applicable Indenture.



     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which, at the time of issuance, is below market rates.



CONVERSION



     Debt Securities may be convertible into or exchangeable for common stock, preferred stock or other securities or property as set forth in the prospectus supplement. The prospectus supplement will specify whether, among other things, the conversion is mandatory or at the option of the holder, as well as other terms and conditions of conversion.



SUBORDINATION



     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.



     The indebtedness evidenced by the Subordinated Debt Securities is subordinated to the extent provided in the Subordinated Indenture to the prior payment in full of all Senior Indebtedness, including any Senior Debt Securities.



     Upon any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full in cash of all Senior Indebtedness.



     In the event of any acceleration of the Subordinated Debt Securities because of an Event of Default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect to such Senior Indebtedness before the holders of Subordinated Debt Securities are entitled to receive any payment or other distribution. We are required to promptly notify holders of Senior Indebtedness if payment of Subordinated Debt Securities is accelerated because of an Event of Default. These provisions are set forth in section 1502 of the Subordinated Indenture.

     We also may not make any payment upon or redemption of or purchase or otherwise acquire the Subordinated Debt Securities if:



     - a default in the payment of the principal of, premium, if any, interest, rent or other obligations, in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace, or



     - any other default occurs and is continuing with respect to Designated Senior Indebtedness, as defined, that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from us or any other person permitted to give such notice under the Subordinated Indenture.



     We may and shall resume payments on the Subordinated Debt Securities:



     - in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and



     - in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice.



     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee, unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred, shall be, or be made, the basis for a subsequent Payment Blockage Notice. These provisions are set forth in section 1504 of the Subordinated Indenture.



     By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, than the other creditors of Cypress. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture.



     We may further describe the provisions, if any, applicable to the subordination of a particular series of Subordinated Debt Securities in the prospectus supplement.



     We are not limited or prohibited from incurring additional Senior Indebtedness under the Subordinated Indenture. Senior Debt Securities, if and when issued, will constitute Senior Indebtedness.


  Definitions of Senior Indebtedness, Indebtedness and Designated Senior Indebtedness


     "Senior Indebtedness" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Cypress, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Cypress, including all deferrals, renewals extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Subordinated Debt Securities.



     Senior Indebtedness does not include:



     - any Indebtedness of Cypress to any subsidiary of Cypress, and



     - our 6% Convertible Subordinated Notes due 2002.

     "Indebtedness" means, with respect to any Person, and without duplication:



     (1) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money, including obligations of such Person (a) in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (b) evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services,



     (2) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to letters of credit, bank guarantees or bankers' acceptances,



     (3) all obligations and liabilities, contingent or otherwise, in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or under other leases for facilities equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, as determined by Cypress, and all obligations and other liabilities, contingent or otherwise, or under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements thereon which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property,



     (4) all obligations of such Person, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,



     (5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities, contingent or otherwise, of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4),



     (6) any indebtedness or other obligations described in clauses (1) through
         (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person, and



     (7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through
         (6).



     "Designated Senior Indebtedness" means our obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Subordinated Debenture, provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.



FORM, EXCHANGE AND TRANSFER



     The Debt Securities will be issuable only in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, Debt Securities will be issued only in denominations of $1,000 and integral multiples of $1,000. These provisions are set forth in section 302 of the applicable Indenture.

     At the option of the holder, subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and aggregate principal amount. These provisions are set forth in section 305 of the applicable Indenture.



     Subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with a duly executed form of transfer, at the office of the Security Registrar or at the office of any transfer agent designated by us. No service charge will be imposed for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable as a result of the transfer or exchange. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent being satisfied with the documents of title and identity of the person making the request.



     We have initially appointed the Trustee as Security Registrar. Any transfer agent, in addition to the Security Registrar, initially designated by us will be named in the prospectus supplement. These provisions are set forth in section 305 of the applicable Indenture.



     If the Debt Securities of any series are to be redeemed in part, we will not be required to:



     - issue, register the transfer of or exchange any Debt Security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing, or



     - register the transfer or exchange of any Debt Security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.



These provisions are set forth in section 305 of the applicable Indenture.


GLOBAL SECURITIES


     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the represented Debt Securities (a "Global Security"). Each Global Security will:



     - be registered in the name of a depositary ("the Depositary") or nominee thereof identified in the prospectus supplement,



     - be deposited with the Depositary or nominee, and



     - bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.



     No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of the Depositary unless:



     - the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures,



     - there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security, or



     - there shall exist such circumstances, if any, in addition to or instead of those described above as may be described in the prospectus supplement.



All securities issued in exchange for a Global Security or any portion of a Global Security will be registered in such names as the Depositary may direct. These provisions are set forth in sections 204 and 305 of the applicable Indenture.



     As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or nominee will be considered the sole owner and holder of such Global Security and the Debt Securities represented by such Global Security for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security:



     - will not be entitled to have the Global Security or any Debt Securities represented by the Global Security registered in their names,



     - will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the Global Security, and



     - will not be considered to be the owners or holders of such Global Security or any Debt Securities represented by the Global Security.



     All payments of principal, premium, if any, and interest on a Global Security will be made to the Depositary or its nominee as the holder of such Global Security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.



     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. The Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants.



     Ownership of beneficial interests in a Global Security will be shown on and effected through, records maintained by the Depositary, with respect to participants' interests, or any such participant, with respect to interests of Persons held by such participants on their behalf.



     Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security will be subject to various Depositary policies and procedures. The Depositary policies and procedures may change from time to time. Neither Cypress nor the Trustee will have any responsibility or liability for the Depositary's or any participant's records with respect to beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.


PAYMENT AND PAYING AGENTS


     Unless otherwise indicated in the prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security, or one or more Predecessor Debt Securities, is registered at the close of business on the regular record date. This provision is set forth in section 307 of the applicable Indenture.



     Unless otherwise indicated in the prospectus supplement, principal, premium, if any, and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time. However, at our option, we may pay interest by mailing a check to the record holder.



     Unless otherwise indicated in the prospectus supplement, the Corporate Trust Office of the Trustee will be designated as our sole Paying Agent. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts. However, we will be required to maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. These provisions are set forth in section 1002 of the applicable Indenture.



     All moneys paid by us to a Paying Agent for the payment of the principal, premium, if any, or interest on any Debt Security which remain unclaimed (1) for a period ending the earlier of 10 business days prior to the date such money would be turned over to the State, or (2) at the end of two years after such principal, premium or interest has become due and payable, will be repaid to us, and thereafter, the holder of such Debt Security may look only to us for payment. These provisions are set forth in section 1003 of the applicable Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     We may not consolidate with or merge into any other Person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person (a "Successor Person"), unless:



     - the Successor Person, if any, is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state of the United States, and assumes Cypress's obligations on the Debt Securities and under the Indentures,



     - immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of Cypress or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and



     - certain other conditions are met.



     These provisions are set forth in section 801 of the applicable Indenture.


EVENTS OF DEFAULT


     Each of the following will constitute an Event of Default, unless the prospectus supplement makes the event inapplicable to a particular series of Debt Securities:



     (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture,



     (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture,



     (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture,



     (4) failure of Cypress to perform any other covenant required of us in the Indenture, other than a covenant included in the Indentures solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the Trustee, or the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, as provided in the Indentures,



     (5) certain events in bankruptcy, insolvency or reorganization with respect to Cypress, and



     (6) any other Event of Default specified in the prospectus supplement.



These provisions are set forth in section 501 of the applicable Indenture.



     If an Event of Default, other than an Event of Default described in clause
(5) above, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount of the Debt Securities of that series to be due and payable immediately.



     If an Event of Default described in clause (5) above shall occur, the principal amount of all the Debt Securities of that series will automatically become immediately due and payable. Any payment by us on the Subordinated Debt Securities following any such acceleration will be subject to the subordination provisions described above. See "Subordination" above.



     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived. These provisions are set forth in section 502 of the applicable Indenture. For information as to waiver of defaults, see "Modification and Waiver."



     Subject to the Trustee's duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders shall have offered to the Trustee reasonable indemnity. This provision is set forth in section 603 of the applicable Indenture. Subject to the Trustee's indemnification, the holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to that series. These provisions are set forth in section 512 of the applicable Indenture.



     No holder of a Debt Security of any series will have any right to institute any proceeding under the Indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture unless:



     - such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series,



     - the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such holder or holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and



     - the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request within 60 days after such notice, request and offer.



These provisions are set forth in section 507 of the applicable Indenture.



     However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. These provisions are set forth in section 508 of the applicable Indenture.



     We are required to furnish to the Trustee, on an annual basis, a statement by our officers as to whether or not Cypress, to the officer's knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture. If so, such statement shall specify all such known defaults. These provisions are set forth in section 1004 of the applicable Indenture.


MODIFICATION AND WAIVER


     Cypress and the Trustee may make modifications and amendments to the Indentures with the consent of the holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by the modification or amendment.



     However, neither Cypress nor the Trustee may make any modification or amendment without the consent of the holder of each Outstanding Security of that series who is affected by the modification or amendment if such modification or amendment would do any of the following:



     - change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,



     - reduce the principal amount of, or any premium or interest on, any Debt Security,



     - reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity of the Debt Security,



     - change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,



     - in the case of Subordinated Debt Securities, modify the subordination provisions in a manner materially adverse to the holders of the Subordinated Debt Securities,



     - in the case of Debt Securities that are convertible into Securities or other securities of Cypress, adversely affect the right of holders to convert any of the Debt Securities other than as provided in or under the Indentures,



     - reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Indentures,



     - reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults, or



     - modify such provisions with respect to modification and waiver.



These provisions are set forth in section 902 of the applicable Indenture.



     Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may waive, on behalf of the holders of all Debt Securities of that series, compliance by us with respect to certain restrictive provisions of the Indentures. These provisions are set forth in section 1010 of the Senior Indenture and section 1008 of the Subordinated Indenture.



     The holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that Series, except a default:



     - in the payment of principal of or premium or interest on any Debt Security of that series, or



     - in respect of a covenant or provision of the Indenture which cannot be amended without the consent of the holder of each Outstanding Security of the series who is affected.



These provisions are set forth in section 513 of the applicable Indenture.



     In determining whether the holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, each Indenture will set forth the following:



     - the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the Maturity to such date,



     - if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, for example, because it is based on an index, the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined as set forth in the Indenture, and



     - the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent.



These provisions are set forth in section 101 of the applicable Indenture.


DEFEASANCE AND COVENANT DEFEASANCE


     At our option, we may elect in the prospectus supplement to have the provisions of section 1302, relating to defeasance and discharge of indebtedness, or section 1303, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series. These provisions are set forth in section 1301 of the applicable Indenture.

  Defeasance and Discharge


     Upon our option, if any, to have section 1302 applied to any Debt Securities, the provisions of Article 15 of the Subordinated Indenture relating to subordination will cease to be effective and, with respect to any Debt Securities, we will be discharged from all of our obligations, except those obligations specified in the following sentence, upon the deposit in trust of money or U.S. Government Obligations that will provide money in an amount sufficient to pay the principal, premium, if any, and interest on such Debt Securities.



     We will, however, continue to be required to:



     - exchange or register the transfer of Debt Securities,



     - replace stolen, lost or mutilated Debt Securities,



     - maintain paying agencies,



     - hold moneys for payment in trust, and



     - effect conversion.



     Such defeasance or discharge may occur only if:



     - we have delivered to the Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or



     - there has been a change in tax law,



     in either case to the effect that holders will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. These provisions are set forth in sections 1302 and 1304 of the applicable Indenture.


  Defeasance of Certain Covenants


     Upon our option, if any, to have section 1303 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those described in the prospectus supplement. In such case, the occurrence of certain Events of Default described in clause (4) above with respect to such restrictive covenants under "Events of Default" and in the prospectus supplement, will be deemed not to result in an Event of Default and, in the case of the Subordinated Indenture, the provisions of Article 15 relating to subordination will cease to be effective with respect to any Subordinated Debt Securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. Government Obligations which will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the Debt Securities.



     We will also be required, among other things, to deliver to the Trustee an Opinion of Counsel that holders will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.



     In the event we exercised this option and the Debt Securities were declared due and payable because of an Event of Default, the amount of deposited money and U.S. Government Obligations in trust would be sufficient to pay amounts due on the Debt Securities at the time of their respective Stated Maturities, but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. These provisions are set forth in sections 1303 and 1304 of the applicable Indenture.

     We may, at our option, satisfy and discharge each of the Indentures, except for certain of our obligations and the Trustee's obligations, including, among others the obligations to apply money held in trust when:



     - either (1) all Debt Securities previously authenticated and delivered, other than those that were destroyed, lost or stolen and that have been replaced or paid, and for which money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from the trust, have been delivered to the Trustee for cancellation or discharge from the trust, or (2) all such Debt Securities not previously delivered to the Trustee for cancellation



          (a) have become due and payable;



          (b) will become due and payable at their Stated Maturity within one year; or



          (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have deposited or caused to be deposited an amount sufficient to pay and discharge the entire indebtedness on Debt Securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit, in the case of Debt Securities which have become due and payable, or to the Stated Maturity or redemption date, as the case may be,



     - we have paid or caused to be paid all other sums payable by us, and



     - we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent relating to the satisfaction and discharge have been satisfied.


NOTICES


     Notices to holders will be given by mail to the addresses of the holders in the Security Register. This provision is set forth in sections 101 and 106 of the applicable Indenture.



GOVERNING LAW



     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, without giving effect to such state's conflicts of law principles. This provision is set forth in section 112 of the applicable Indenture.


REGARDING THE TRUSTEE


     The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of Cypress, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. These provisions are set forth in section 613 of the applicable Indenture.



     The Trustee is permitted to engage in certain other transactions. However, if the Trustee acquires any conflicting interest and there is a default under the Securities of any series for which the Trustee serves as trustee, the Trustee must eliminate such conflict or resign. These provisions are set forth in section 608 of the applicable Indenture.


                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock consists of 255,000,000 shares. Those shares consist of (1) 250,000,000 shares designated as common stock, $.01 par value, and (2) 5,000,000 shares designated as preferred stock, $.01 par value. The only equity securities currently outstanding are shares of common stock. As of September 28, 1998, there were approximately 86.0 million shares of common stock issued and outstanding.

COMMON STOCK



     Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying a dividend. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock.



     All outstanding shares of common stock are fully paid and nonassessable.



     Our common stock is listed on the New York Stock Exchange under the symbol "CY." The transfer agent and registrar for the common stock is Boston Equiserve Limited Partnership.



PREFERRED STOCK



     The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The related prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.



     As of September 28, 1998, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix or designate, under our certificate of designation, the following terms of the preferred stock:



     - designations, powers, preferences, and privileges,



     - relative participating, optional or special rights, and



     - qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.



Any or all of these rights may be greater than the rights of the holders of common stock.



     The Board of Directors, without stockholder approval, may authorize and issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:



     - consummating a merger,



     - reorganizing,



     - selling substantially all of our assets,



     - liquidating, or



     - engaging in other extraordinary corporate transactions without stockholder approval.



     Preferred stock could therefore be issued quickly with terms calculated to delay, defer or prevent a change in control of Cypress or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

     The prospectus supplement will specify:



     - the maximum number of shares,



     - the designation of the shares,



     - the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative,



     - the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,



     - the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs,



     - any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,



     - the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment,



     - the voting rights, and



     - any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.



     Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate (a "Global Certificate").



     Each Global Certificate will:



     - be registered in the name of a depositary (the "Depositary") or a nominee of the Depositary identified in the prospectus supplement,



     - be deposited with such Depositary or nominee or a custodian for the Depositary, and



     - will bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.



SECTION 203 OF DELAWARE GENERAL CORPORATION LAW



     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.



     The Section 203 restrictions do not apply if:



     (1) the business combination or transaction is approved by our Board of Directors before the date the interested stockholder obtained such status,



     (2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors (the "voting stock") that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares (a) owned by directors who are also officers of the target corporation, and (b) held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer, or



     (3) on or after the date the interested stockholder obtained such status, the business combination is approved by our Board of Directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.



     Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Cypress. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.


                              PLAN OF DISTRIBUTION


     We may sell the Securities separately or together:



     - through one or more underwriters or dealers for public offering and sale,



     - directly to investors, or



     - through agents.



     We may distribute the Securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:



     - at market prices prevailing at the times of sale,



     - at prices related to such prevailing market prices, or



     - at negotiated prices.



     We will describe the method of distribution of the Securities in the prospectus supplement.



     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of Securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. In the prospectus supplement we will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.



     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.



     We may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution.



     All Debt Securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of Debt Securities may make a market in the Debt Securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any Debt Securities.



     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS


     The validity of the issuance of Cypress's Securities offered by this prospectus will be passed upon for Cypress by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                    EXPERTS


     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 29, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The aggregate estimated (other than the registration fee) expenses to be paid by the Registrant in connection with this offering are as follows:



Securities and Exchange Commission registration fee.........  $ 83,400
Trustee's fees and expenses.................................    25,000
Accounting fees and expenses................................    75,000
Legal fees and expenses.....................................   200,000
Printing and engraving......................................   100,000
Blue sky fees and expenses..................................    15,000
Transfer agent fees and expenses............................    15,000
Rating agencies' fees.......................................    75,000
Miscellaneous...............................................    36,600
                                                              --------
          Total.............................................  $625,000
                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


  Certificate of Incorporation



     Article 11 of our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:



     - for any breach of their duty of loyalty to the corporation or its stockholders,



     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,



     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or



     - for any transaction from which the director derived an improper personal benefit.



  Bylaws



     Article VI of our bylaws provides that we:



     (1) will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and

     (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation:



        - by reason of the fact that he is or was an employee or agent of the corporation, or



        - is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



The bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



     Article VI of our bylaws also provides that we:



     (1) will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and



     (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor:



        - by reason of the fact that he is or was an employee or agent of the corporation, or



        - is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.



     The bylaws further provide that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.



     Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently maintain liability insurance for our officers and directors.

     We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Cypress, arising out of such person's services as a director or officer of Cypress, any subsidiary of Cypress or any other company or enterprise to which the person provides services at the request of Cypress.



     The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) to this Registration Statement or incorporated by reference in this Registration Statement may include provisions regarding the indemnification of our officers and directors by the several Underwriters.


ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference herein:


EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
   1.1   Form of Underwriting Agreement (Common Stock).*
   1.2   Form of Underwriting Agreement (Convertible Securities).*
   1.3   Form of Underwriting Agreement (Debt Securities).*
   1.4   Form of Underwriting Agreement (Preferred Stock).*
   3.1   (i) Restated Certificate of Incorporation, as amended.(1)
         (ii) Certificate of Amendment of Restated Certificate of
              Incorporation, as amended.(2)
         (iii) Bylaws, as amended.(1)
   4.1   Form of Senior Indenture.*
   4.2   Form of Subordinated Indenture.*
   4.3   Form of Senior Debt Security (included in Exhibit 4.1).*
   4.4   Form of Subordinated Debt Security (included in Exhibit
         4.2).*
   4.5   Specimen of stock certificate of Cypress Semiconductor
         Corporation's Common Stock.(1)
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.*
  12.1   Computation of Ratios of Earnings to Fixed Charges.**
  23.1   Consent of PricewaterhouseCoopers LLP, independent
              accountants.
  23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1).*
  24.1   Power of Attorney of certain directors and officers of
         Cypress Semiconductor Corporation (see page II-5 of initial filing of this Form S-3).**
  25.1   Form T-1 Statement of Eligibility of Trustee for Senior
         Indenture under the Trust Indenture Act of 1939.*
  25.2   Form T-1 Statement of Eligibility of Trustee for
         Subordinated Indenture under the Trust Indenture Act of
              1939.*


---------------

  * To be filed by amendment or by a report on Form 8-K pursuant to section 601 of Regulation S-K.



 ** Previously filed.



(1) Incorporated by reference to our Registration Statement on Form S-1 (No. 33-12153) which became effective on March 4, 1987.



(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 28, 1992.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement in order to:



        (a) include any prospectus required by Section 10(a) (3) of the Securities Act,



        (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement, or the most recent post-effective amendment of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and



        (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



        Provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



     The undersigned Registrant hereby undertakes that:



     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 22, 1999.


                                          CYPRESS SEMICONDUCTOR CORPORATION


                                          By: /s/     T. J. RODGERS

                                            ------------------------------------
                                                       T. J. Rodgers
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                          NAME                                       TITLE                    DATE
                          ----                                       -----                    ----

                   /s/ T. J. RODGERS                          President and Chief       January 22, 1999
--------------------------------------------------------       Executive Officer
                     T. J. Rodgers

                 /s/ EMMANUEL HERNANDEZ                     Chief Financial Officer,    January 22, 1999
--------------------------------------------------------  Vice President, Finance and
                   Emmanuel Hernandez                      Administration (Principal
                                                            Financial and Accounting
                                                                    Officer)

                           *                                Chairman of the Board of    January 22, 1999
--------------------------------------------------------           Directors
                    Eric A. Benhamou

                           *                                        Director            January 22, 1999
--------------------------------------------------------
                     Fred B. Bialek

                           *                                        Director            January 22, 1999
--------------------------------------------------------
                     John C. Lewis

                           *                                        Director            January 22, 1999
--------------------------------------------------------
                    Alan F. Shugart



*By: /s/   EMMANUEL HERNANDEZ

     ---------------------------------

            Emmanuel Hernandez,

             Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                EXHIBIT TITLE
-------                               -------------
1.1            Form of Underwriting Agreement (Common Stock).*
1.2            Form of Underwriting Agreement (Convertible Securities).*
1.3            Form of Underwriting Agreement (Debt Securities).*
1.4            Form of Underwriting Agreement (Preferred Stock).*
3.1 (i)        Restated Certificate of Incorporation, as amended.(1)
    (ii)       Certificate of Amendment of Restated Certificate of
               Incorporation, as amended.(2)
    (iii)      Bylaws, as amended.(1)
4.1            Form of Senior Indenture.*
4.2            Form of Subordinated Indenture.*
4.3            Form of Senior Debt Security (included in Exhibit 4.1).*
4.4            Form of Subordinated Debt Security (included in Exhibit
               4.2).*
4.5            Specimen of stock certificate of Cypress Semiconductor
               Corporation's Common Stock.(1)
5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.*
12.1           Computation of Ratios of Earnings to Fixed Charges.**
23.1           Consent of PricewaterhouseCoopers LLP, independent
               accountants.
23.2           Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (included in Exhibit 5.1).*
24.1           Power of Attorney of certain directors and officers of
               Cypress Semiconductor Corporation (see page II-5 of initial filing of this Form S-3).**
25.1           Form T-1 Statement of Eligibility of Trustee for Senior
               Indenture under the Trust Indenture Act of 1939.*
25.2           Form T-1 Statement of Eligibility of Trustee for
               Subordinated Indenture under the Trust Indenture Act of
               1939.*


---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

** Previously filed.

(1) Incorporated by reference to our Registration Statement on Form S-1 (No. 33-12153) which became effective on March 4, 1987.

(2) Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 28, 1992.